Exhibit 99.1

PDL Community Bancorp added to membership of the Russell 3000® Index and Russell 2000® Index

New York, June 27, 2018 (Globe Newswire) — PDL Community Bancorp, (the “Company”) (NASDAQ:PDLB), the holding company for Ponce Bank, today announced it was added to the Russell 3000® Index and the Russell 2000® Index effective on June 25, 2018 as part of the 2018 Russell indexes reconstitution.

“We are pleased to be recognized for inclusion in the Russell 3000® Index and the Russell 2000® Index which is a reflection of our efforts to increase stakeholder value,” said Carlos P. Naudon, President and CEO of PDL Community Bancorp.  Steven A. Tsavaris, Executive Chairman, added “the inclusion is also a reflection of our increasing profile.”

FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings, and style attributes. The annual reconstitution of the Russell 3000® Index captures the 3,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. The largest 1,000 companies in this ranking comprise the Russell 1000® Large-Cap Index while the remaining 2,000 companies comprise the Russell 2000® Small-Cap Index.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell’s US indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

For more information on Russell indexes reconstitution, go to the “Russell Reconstitution” section on the FTSE Russell website.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or -owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit. For further information, visit www.poncebank.net.

About FTSE Russell

FTSE Russell is a leading global index provider creating and managing a wide range of indexes data and analytic solutions to meet client needs across asset classes, style and strategies. Covering 98% of the investable market, FTSE Russell indexes offer a true picture of global markets, combined with the specialist knowledge gained from developing local benchmarks around the world.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $16.2 trillion is currently benchmarked to FTSE Russell indexes. For over 30 years, leading asset owners, asset managers, ETF providers and investment banks have chosen FTSE Russell indexes to benchmark their investment performance and create investment funds, ETFs, structured products and index-based derivatives. FTSE Russell indexes also provide clients with tools for asset allocation, investment strategy analysis and risk management.

A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on index innovation and customer partnership applying the highest industry standards and embracing the IOSCO Principles. FTSE Russell is wholly owned by London Stock Exchange Group. For more information, visit www.ftserussell.com.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties detailed in the Company’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.